SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) November 20, 2002

K-Swiss Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 706-5100

Item 5.    Other Events.

The Company announced today that Steven Nichols, the Company’s President and CEO, has entered into a Sales Plan with a brokerage firm under SEC Rule 10b5-1 pursuant to which Mr. Nichols will sell subject to a predetermined minimum price condition up to an aggregate of 420,000 shares of the Company’s Class A Common Stock during the term of the Sales Plan. Trading under the Sales Plan may occur from December 9, 2002 through and including December 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2002	K-SWISS INC.

	By:	/s/ GEORGE POWLICK
George Powlick, Vice President Finance and Chief Financial Officer

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